Exhibit 99.1

KKR & Co. L.P. Announces Third Quarter 2014 Results

Realization Activity Drives Strong Year-to-Date Distributable Earnings

NEW YORK--(BUSINESS WIRE)--October 23, 2014--GAAP net income (loss) attributable to KKR & Co. L.P. was $89.9 million for the quarter ended September 30, 2014, down from $204.7 million in the quarter ended September 30, 2013. GAAP net income (loss) attributable to KKR & Co. L.P. was $478.2 million for the nine months ended September 30, 2014, up from $413.3 million in the nine months ended September 30, 2013.

Total distributable earnings was $504.8 million and $1,652.6 million for the quarter and nine months ended September 30, 2014, respectively, up from $251.1 million and $945.5 million in the comparable periods of 2013.

Distribution per common unit was $0.45 and $1.55 for the quarter and nine months ended September 30, 2014, respectively, up from $0.23 and $0.92 in the comparable periods of 2013.

Economic net income (“ENI”) was $508.7 million for the quarter ended September 30, 2014, down from $613.7 million in the quarter ended September 30, 2013. ENI was $1,640.6 million for the nine months ended September 30, 2014, up from $1,405.9 million in the nine months ended September 30, 2013.

ENI after taxes per adjusted unit(1) was $0.50 for the quarter ended September 30, 2014, down from $0.80 in the quarter ended September 30, 2013. ENI after taxes per adjusted unit was $1.81 for the nine months ended September 30, 2014, up from $1.79 in the nine months ended September 30, 2013.

Fee and yield earnings were $207.9 million and $524.9 million for the quarter and nine months ended September 30, 2014, respectively, up from $105.3 million and $293.7 million in the comparable periods of 2013.

Book value was $10.5 billion on a total reportable segment basis as of September 30, 2014 or $12.51 per adjusted unit.

Return on equity and cash return on equity were 24.7% and 23.3%, respectively, on a trailing twelve month basis.

Assets under management (“AUM”) and fee paying assets under management (“FPAUM”) totaled $96.1 billion and $81.4 billion as of September 30, 2014, respectively.

KKR & Co. L.P. (NYSE:KKR) today reported its third quarter 2014 results.

For the three, nine and trailing twelve months ended September 30, 2014, the carrying value of our private equity portfolio appreciated 2.2%, 10.5%, and 19.2%, respectively.

KKR declares a distribution of $0.45 per common unit, which includes $0.18 of realized cash carry, the 18th consecutive quarter that realized cash carry has been a component of the distribution.

“Our realization activity in the first nine months of 2014 drove a 68% increase in our year-to-date distribution per unit to $1.55,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Additionally, our investment portfolio and balance sheet continue to perform, resulting in a 25% return on equity and 23% cash return on equity over the last twelve months.”

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Note: Certain financial measures, including FRE, ENI, ENI after taxes, fee and yield earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits B and C for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1) KKR’s reporting of ENI after taxes now includes a reduction for equity-based charges.

GAAP RESULTS

GAAP results for the quarter and nine months ended September 30, 2014, included net income attributable to KKR & Co. L.P. of $89.9 million and $478.2 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.20 and $1.21, respectively, on a diluted basis. For the quarter and nine months ended September 30, 2013, net income attributable to KKR & Co. L.P. was $204.7 million and $413.3 million, respectively, and net income attributable to KKR & Co. L.P. per common unit was $0.66 and $1.40, respectively, on a diluted basis. The decrease in net income in the quarter ended September 30, 2014 was primarily due to a decrease in investment income, partially offset by an increase in fees and an increase in KKR & Co. L.P.’s ownership percentage in the KKR business. The increase in net income in the nine months ended September 30, 2014 was primarily due to (i) an increase in investment income; (ii) higher fees; and (iii) an increase in KKR & Co. L.P.’s ownership percentage in the KKR business.

SEGMENT RESULTS*

KEY METRICS
(Amounts in millions, except per adjusted unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2014	September 30, 2013	% Change	September 30, 2014	September 30, 2013	% Change
Total Distributable Earnings
Fees	$309	$275		$891	$733
Realized Cash Carry	246	82		995	440
Net Realized Investment Income	245	103		720	406
Total Cash Revenues	$800	$459	74%	$2,606	$1,578	65%
Total Cash Expenses and Other	295	208		953	633
Total Distributable Earnings	$505	$251	101%	$1,653	$946	75%
Estimated Current Corporate Income Taxes	30	30		82	72
Distributable Earnings, net of taxes	$475	$221	115%	$1,571	$875	80%
Distributable Earnings, net of taxes per unit	$0.59	$0.32	84%	$2.03	$1.27	60%
Distribution per unit	$0.45	$0.23	96%	$1.55	$0.92	68%
Payout ratio	76%	72%		76%	73%

Economic Net Income
Management, Monitoring and Transaction Fees, Net	$301	$274		$854	$697
Performance Income	310	353		1,096	861
Investment Income	207	303		648	635
Total Segment Revenues	$819	$930	(12%)	$2,598	$2,192	19%
Total Segment Expenses and Other	399	359		1,170	917
Economic Net Income, After-Taxes	$419	$571	(27%)	$1,428	$1,276	12%

Economic Net Income, After-Taxes per Adjusted Unit	$0.50	$0.80	(38%)	$1.81	$1.79	1%

Fee and Yield Earnings	$208	$105	98%	$525	$294	79%

Other
Book Value per Adjusted Unit	$12.51	$10.07	24%

	Last Twelve Months Ended
	September 30, 2014	September 30, 2013
Return on Equity	25%	23%
Cash Return on Equity	23%	20%

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* All segment financial information presented in this release reflects a new presentation as of the second quarter of 2014 following the closing of the acquisition of KFN.

Private Markets

AUM was $59.2 billion as of September 30, 2014, a decrease of $0.2 billion, compared to AUM of $59.4 billion as of June 30, 2014. The decrease was primarily attributable to distributions to the limited partners of our private equity funds arising from realizations which were offset by appreciation in the fair value of our private equity portfolio and new capital raised.

FPAUM was $45.6 billion as of September 30, 2014, a decrease of $0.6 billion, compared to FPAUM of $46.2 billion as of June 30, 2014. The decrease was primarily attributable to distributions to the limited partners of our private equity funds arising from realizations which were partially offset by new capital raised.

Total segment revenues were $631.6 million for the quarter ended September 30, 2014, a decrease of $156.9 million compared to total segment revenues of $788.5 million for the quarter ended September 30, 2013. Total segment revenues were $2,005.1 million for the nine months ended September 30, 2014, an increase of $197.7 million compared to total segment revenues of $1,807.4 million for the nine months ended September 30, 2013. The decrease in revenues in the quarter ended September 30, 2014 was principally attributable to a lower level of both total investment income and carried interest reflecting a lower level of appreciation in our private equity portfolio in the 2014 period. While the value of our private equity portfolio increased in the 2014 period, the amount of appreciation was less than that in the prior period. The increase in revenues in the nine months ended September 30, 2014 was principally attributable to a higher level of carried interest reflecting the initial recognition of carried interest in our North America Fund XI and Asian Fund II in the 2014 period.

ENI was $399.0 million for the quarter ended September 30, 2014, a decrease of $132.8 million compared to ENI of $531.8 million for the quarter ended September 30, 2013. ENI was $1,260.6 million for the nine months ended September 30, 2014, an increase of $84.2 million compared to ENI of $1,176.4 million for the nine months ended September 30, 2013. The decrease in the quarter ended September 30, 2014 was principally attributable to a lower level of total investment income reflecting a lower level of appreciation in our private equity portfolio and a lower level of carried interest. The decrease was partially offset by a lower level of allocations to the carry pool driven by a lower level of carried interest. The increase in the nine months ended September 30, 2014 was principally attributable to a higher level of carried interest reflecting the initial recognition of carried interest in our North America Fund XI and Asian Fund II in the 2014 period, partially offset by higher allocations to the carry pool driven by the higher level of carried interest.

Public Markets

AUM was $37.0 billion as of September 30, 2014, a decrease of $1.5 billion, compared to AUM of $38.5 billion as of June 30, 2014. FPAUM was $35.8 billion as of September 30, 2014, an increase of $2.3 billion, compared to FPAUM of $33.5 billion as of June 30, 2014. For AUM, the decrease was primarily attributable to distributions and redemptions which were partially offset by new capital raised. For FPAUM, the increases were primarily attributable to the inclusion of $2.6 billion of CLOs partially owned by KKR that were not previously included in FPAUM, partially offset by distributions and redemptions in our credit strategies.

Total segment revenues were $93.6 million for the quarter ended September 30, 2014, an increase of $10.1 million compared to total segment revenues of $83.5 million for the quarter ended September 30, 2013. Total segment revenues were $396.4 million for the nine months ended September 30, 2014, an increase of $127.1 million compared to total segment revenues of $269.3 million for the nine months ended September 30, 2013. The increase in the quarter ended September 30, 2014 was principally attributable to a higher level of management fees reflecting new capital raised and acquisitions. The increase in the nine months ended September 30, 2014 was principally attributable to a higher level of management fees reflecting new capital raised and acquisitions as well as higher total investment income primarily relating to the inclusion of KKR Financial Holdings LLC (“KFN”) during the 2014 periods beginning on May 1, 2014.

ENI was $48.1 million for the quarter ended September 30, 2014, an increase of $10.5 million compared to ENI of $37.6 million for the quarter ended September 30, 2013. ENI was $251.5 million for the nine months ended September 30, 2014, an increase of $103.2 million compared to ENI of $148.3 million for the nine months ended September 30, 2013. The increase in the quarter ended September 30, 2014 was principally attributable to a higher level of management fees reflecting new capital raised and acquisitions. The increase in the nine months ended September 30, 2014 was principally attributable to a higher level of management fees reflecting new capital raised and acquisitions as well as higher total investment income primarily relating to the inclusion of KFN during the 2014 periods beginning on May 1, 2014.

Capital Markets and Other

Total segment revenues were $93.4 million for the quarter ended September 30, 2014, an increase of $35.4 million compared to total segment revenues of $58.0 million for the quarter ended September 30, 2013. Total segment revenues were $196.5 million for the nine months ended September 30, 2014, an increase of $80.9 million compared to total segment revenues of $115.6 million for the nine months ended September 30, 2013. The increase in total segment revenues was primarily driven by higher overall capital markets transaction activity.

ENI was $61.6 million for the quarter ended September 30, 2014, an increase of $17.2 million compared to ENI of $44.4 million for the quarter ended September 30, 2013. ENI was $128.5 million for the nine months ended September 30, 2014, an increase of $47.2 million compared to ENI of $81.3 million for the nine months ended September 30, 2013. The increase in both periods was principally attributable to higher transaction fees driven by higher overall capital markets transaction activity, partially offset by higher compensation expense.

CAPITAL AND LIQUIDITY

As of September 30, 2014, KKR had $2.1 billion of cash and short-term investments and $2.5 billion of outstanding debt and preferred share obligations on a total reportable segment basis. This includes KFN’s debt obligations of $657.3 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million, which are non-recourse to KKR beyond the assets of KFN. As of September 30, 2014, KKR had a $750.0 million revolving credit facility, which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of September 30, 2014. On October 22, 2014, KKR refinanced its $750.0 million corporate credit facility with a new credit facility providing for availability of $1.0 billion of borrowings and maturing in October 2019.

As of September 30, 2014, KKR’s portion of total uncalled commitments to its investment funds was $862.1 million. See Exhibit A for details.

DISTRIBUTION

A distribution of $0.45 per common unit has been declared, comprised of (i) $0.10 per common unit from after-tax FRE, (ii) $0.18 per common unit from realized cash carry, (iii) $0.10 per common unit from KKR’s net realized investment income and (iv) $0.07 per common unit from KFN’s net realized investment income. The distribution will be paid on November 18, 2014 to unitholders of record as of the close of business on November 3, 2014.

CONFERENCE CALL

A conference call to discuss KKR's financial results will be held on Thursday, October 23, 2014 at 10:00 a.m. EDT. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 13870720, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, ENI after taxes, fee and yield earnings, fee and yield EBITDA, equity invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized principal investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships such as Prisma, Nephila, Avoca or KFN; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 24, 2014, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues
Fees	$344,768	$220,028	$897,064	$537,644

Expenses
Compensation and Benefits	320,423	329,182	1,010,191	860,905
Occupancy and Related Charges	15,501	17,637	46,968	46,036
General, Administrative and Other	168,486	108,676	505,747	279,906
Total Expenses	504,410	455,495	1,562,906	1,186,847

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	298,259	2,230,401	4,242,289	4,598,755
Dividend Income	599,020	121,059	968,626	370,014
Interest Income	260,292	114,861	638,124	352,250
Interest Expense	(96,618)	(25,056)	(197,346)	(72,693)
Total Investment Income (Loss)	1,060,953	2,441,265	5,651,693	5,248,326

Income (Loss) Before Taxes	901,311	2,205,798	4,985,851	4,599,123

Income Taxes	29,267	7,644	57,145	25,525

Net Income (Loss)	872,044	2,198,154	4,928,706	4,573,598

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(2,462)	9,169	1,366	25,992
Net Income (Loss) Attributable to
Noncontrolling Interests	784,568	1,984,245	4,449,146	4,134,293

Net Income (Loss) Attributable to KKR & Co. L.P.	$89,938	$204,740	$478,194	$413,313

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.21	$0.73	$1.31	$1.53
Diluted (a)	$0.20	$0.66	$1.21	$1.40
Weighted Average Common Units Outstanding
Basic	419,961,455	282,148,802	364,127,956	270,484,224
Diluted (a)	452,019,742	308,135,191	396,232,828	296,181,070

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(a) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$173,912	$178,674	$173,245	$547,979	$490,384
Monitoring Fees	30,449	29,610	33,010	96,422	93,985
Transaction Fees	158,564	84,305	129,127	406,385	232,211
Fee Credits	(61,811)	(49,830)	(61,782)	(196,309)	(119,598)
Total Management, Monitoring and Transaction Fees, Net	301,114	242,759	273,600	854,477	696,982

Performance Income
Realized Carried Interest	246,026	555,488	81,532	995,064	439,527
Incentive Fees	8,009	11,478	1,225	36,506	35,664
Unrealized Carried Interest	56,192	(137,826)	270,237	64,013	385,466
Total Performance Income	310,227	429,140	352,994	1,095,583	860,657

Investment Income (Loss)
Net Realized Gains (Losses)	162,795	221,661	103,545	566,184	404,751
Net Unrealized Gains (Losses)	(37,833)	(119,935)	200,706	(72,009)	228,437
Total Realized and Unrealized	124,962	101,726	304,251	494,175	633,188
Net Interest and Dividends	82,254	60,432	(779)	153,850	1,532
Total Investment Income (Loss)	207,216	162,158	303,472	648,025	634,720

Total Segment Revenues	818,557	834,057	930,066	2,598,085	2,192,359

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	108,790	91,444	92,229	309,149	247,827
Realized Allocation to Carry Pool	98,411	222,195	32,613	398,026	175,811
Unrealized Allocation to Carry Pool	22,696	(53,435)	112,899	27,951	165,741
Total Compensation and Benefits	229,897	260,204	237,741	735,126	589,379
Occupancy and Related Charges	14,458	14,757	15,674	43,404	42,063
Other Operating Expenses	60,272	54,311	60,884	167,384	150,541
Total Segment Expenses	304,627	329,272	314,299	945,914	781,983

Income (Loss) attributable to noncontrolling interests	5,189	3,206	2,020	11,597	4,444

Economic Net Income (Loss) (a)	$508,741	$501,579	$613,747	$1,640,574	$1,405,932

Provision for Income Taxes	47,361	6,330	11,950	90,272	45,553
Equity-based Charges	42,090	40,877	31,227	122,320	84,581

Economic Net Income (Loss), After Taxes (b)	$419,290	$454,372	$570,570	$1,427,982	$1,275,798

Economic Net Income (Loss), After Taxes Per Adjusted Unit	$0.50	$0.57	$0.80	$1.81	$1.79

Weighted Average Adjusted Units (Fully Diluted Basis) (a)	835,957,683	800,747,528	715,781,663	787,502,790	714,171,641

Assets Under Management	$96,149,900	$97,957,900	$90,169,200	$96,149,900	$90,169,200
Fee Paying Assets Under Management	$81,356,700	$79,656,300	$73,611,900	$81,356,700	$73,611,900
Equity Invested and Syndicated Capital	$4,751,400	$2,345,500	$2,848,700	$10,474,200	$5,562,500
Uncalled Commitments	$17,555,400	$19,784,200	$22,718,400	$17,555,400	$22,718,400

Other Information
Fee Related Earnings	$125,603	$93,725	$106,038	$371,046	$292,215
Plus: Net Interest and Dividends	82,254	60,432	(779)	153,850	1,532
Fee and Yield Earnings (a)	$207,857	$154,157	$105,259	$524,896	$293,747
Plus: Depreciation and Amortization	3,777	4,140	3,601	11,952	10,990
Plus: Core Interest Expense	23,347	19,205	16,215	60,952	48,658
Fee and Yield EBITDA (a)	$234,981	$177,502	$125,075	$597,800	$353,395

Total Distributable Earnings (a)	$504,817	$700,973	$251,137	$1,652,598	$945,527

GAAP interest expense	$96,618	$65,997	$25,056	$197,346	$72,693
Less: interest expense related to debt obligations
from investment financing arrangements and KFN	73,271	46,792	8,841	136,394	24,035
Core Interest Expense (a)	$23,347	$19,205	$16,215	$60,952	$48,658

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(a) See definitions for economic net income (loss), adjusted units, fee and yield earnings, fee and yield EBITDA, total distributable earnings and core interest expense under “Notes to Reportable Segments.”

(b) Represents economic net income (loss) after reductions for income taxes and equity-based charges.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINACIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$107,443	$111,542	$119,410	$342,024	$340,715
Monitoring Fees	30,449	29,610	33,010	96,422	93,985
Transaction Fees	67,772	45,340	54,968	206,132	96,611
Fee Credits	(58,810)	(43,478)	(46,597)	(182,626)	(97,153)
Total Management, Monitoring and Transaction Fees, Net	146,854	143,014	160,791	461,952	434,158

Performance Income
Realized Carried Interest	236,126	555,488	81,532	960,414	439,527
Incentive Fees	-	-	-	-	-
Unrealized Carried Interest	53,776	(163,564)	256,215	35,988	340,254
Total Performance Income	289,902	391,924	337,747	996,402	779,781

Investment Income (Loss)
Net Realized Gains (Losses)	165,047	207,892	104,061	549,137	401,750
Net Unrealized Gains (Losses)	8,293	(122,729)	194,270	(43,763)	210,154
Total Realized and Unrealized	173,340	85,163	298,331	505,374	611,904
Net Interest and Dividends	21,463	22,760	(8,344)	41,415	(18,410)
Total Investment Income (Loss)	194,803	107,923	289,987	546,789	593,494

Total Segment Revenues	631,559	642,861	788,525	2,005,143	1,807,433

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	59,991	56,522	65,400	183,411	164,917
Realized Allocation to Carry Pool	94,451	222,195	32,613	384,166	175,811
Unrealized Allocation to Carry Pool	21,729	(63,730)	107,290	16,742	147,656
Total Compensation and Benefits	176,171	214,987	205,303	584,319	488,384
Occupancy and Related Charges	11,460	11,764	13,367	34,784	35,935
Other Operating Expenses	44,619	39,589	37,586	124,267	105,516
Total Segment Expenses	232,250	266,340	256,256	743,370	629,835

Income (Loss) attributable to noncontrolling interests	342	335	433	1,192	1,242

Economic Net Income (Loss)	$398,967	$376,186	$531,836	$1,260,581	$1,176,356

Assets Under Management	$59,168,300	$59,417,000	$59,678,300	$59,168,300	$59,678,300
Fee Paying Assets Under Management	$45,591,600	$46,167,300	$49,889,500	$45,591,600	$49,889,500
Equity Invested	$2,389,200	$1,454,400	$1,805,800	$6,395,400	$3,718,300
Uncalled Commitments	$14,907,300	$17,109,800	$21,103,800	$14,907,300	$21,103,800

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINACIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$66,469	$67,132	$53,835	$205,955	$149,669
Monitoring Fees	-	-	-	-	-
Transaction Fees	3,262	7,350	20,534	16,634	30,883
Fee Credits	(3,001)	(6,352)	(15,185)	(13,683)	(22,445)
Total Management, Monitoring and Transaction Fees, Net	66,730	68,130	59,184	208,906	158,107

Performance Income
Realized Carried Interest	9,900	-	-	34,650	-
Incentive Fees	8,009	11,478	1,225	36,506	35,664
Unrealized Carried Interest	2,416	25,738	14,022	28,025	45,212
Total Performance Income	20,325	37,216	15,247	99,181	80,876

Investment Income (Loss)
Net Realized Gains (Losses)	(630)	14,284	979	19,133	6,128
Net Unrealized Gains (Losses)	(46,118)	3,751	4,653	(27,553)	13,981
Total Realized and Unrealized	(46,748)	18,035	5,632	(8,420)	20,109
Net Interest and Dividends	53,335	33,822	3,481	96,734	10,229
Total Investment Income (Loss)	6,587	51,857	9,113	88,314	30,338

Total Segment Revenues	93,642	157,203	83,544	396,401	269,321

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	26,787	26,904	18,606	80,436	60,296
Realized Allocation to Carry Pool	3,960	-	-	13,860	-
Unrealized Allocation to Carry Pool	967	10,295	5,609	11,209	18,085
Total Compensation and Benefits	31,714	37,199	24,215	105,505	78,381
Occupancy and Related Charges	2,518	2,544	1,906	7,234	5,063
Other Operating Expenses	10,929	11,474	19,670	30,910	36,643
Total Segment Expenses	45,161	51,217	45,791	143,649	120,087

Income (Loss) attributable to noncontrolling interests	335	385	202	1,242	935

Economic Net Income (Loss)	$48,146	$105,601	$37,551	$251,510	$148,299

Assets Under Management	$36,981,600	$38,540,900	$30,490,900	$36,981,600	$30,490,900
Fee Paying Assets Under Management	$35,765,100	$33,489,000	$23,722,400	$35,765,100	$23,722,400
Equity Invested	$442,200	$724,400	$326,400	$1,900,700	$862,100
Uncalled Commitments	$2,648,100	$2,674,400	$1,614,600	$2,648,100	$1,614,600
Gross Dollars Invested	$1,122,100	$768,200	$1,506,900	$2,880,000	$2,732,200

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINACIAL INFORMATION
CAPITAL MARKETS AND OTHER SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$-	$-	$-	$-	$-
Monitoring Fees	-	-	-	-	-
Transaction Fees	87,530	31,615	53,625	183,619	104,717
Fee Credits	-	-	-	-	-
Total Management, Monitoring and Transaction Fees, Net	87,530	31,615	53,625	183,619	104,717

Performance Income
Realized Carried Interest	-	-	-	-	-
Incentive Fees	-	-	-	-	-
Unrealized Carried Interest	-	-	-	-	-
Total Performance Income	-	-	-	-	-

Investment Income (Loss)
Net Realized Gains (Losses)	(1,622)	(515)	(1,495)	(2,086)	(3,127)
Net Unrealized Gains (Losses)	(8)	(957)	1,783	(693)	4,302
Total Realized and Unrealized	(1,630)	(1,472)	288	(2,779)	1,175
Net Interest and Dividends	7,456	3,850	4,084	15,701	9,713
Total Investment Income (Loss)	5,826	2,378	4,372	12,922	10,888

Total Segment Revenues	93,356	33,993	57,997	196,541	115,605

Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	22,012	8,018	8,223	45,302	22,614
Realized Allocation to Carry Pool	-	-	-	-	-
Unrealized Allocation to Carry Pool	-	-	-	-	-
Total Compensation and Benefits	22,012	8,018	8,223	45,302	22,614
Occupancy and Related Charges	480	449	401	1,386	1,065
Other Operating Expenses	4,724	3,248	3,628	12,207	8,382
Total Segment Expenses	27,216	11,715	12,252	58,895	32,061

Income (Loss) attributable to noncontrolling interests	4,512	2,486	1,385	9,163	2,267

Economic Net Income (Loss)	$61,628	$19,792	$44,360	$128,483	$81,277

Syndicated Capital	$1,920,000	$166,700	$716,500	$2,178,100	$982,100

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of September 30, 2014		As of December 31, 2013

Cash and short-term investments	$2,140,056		$2,161,097
Investments	9,221,448	(a)	4,980,265
Unrealized carry	1,248,605	(b)	1,179,338	(b)
Other assets	905,746		662,357
Total assets	$13,515,855		$8,983,057

Debt obligations - KKR	$1,500,000		$1,000,000
Debt obligations - KFN	657,310		-
Preferred shares - KFN	373,750		-
Other liabilities	382,925		149,196
Total liabilities	2,913,985		1,149,196

Noncontrolling interests	123,617		71,261

Book value	$10,478,253		$7,762,600

Book value per adjusted unit	$12.51		$10.83

(a) See schedule of investments that follows on the next page.

(b) Unrealized Carry	As of September 30, 2014		As of December 31, 2013
Private Markets	$1,169,447		$1,116,996
Public Markets	79,158		62,342
Total	$1,248,605		$1,179,338

KKR
SCHEDULE OF INVESTMENTS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of September 30, 2014
Investments	Cost	Fair Value	Fair Value as a Percentage of Total Investments

Private Equity Co-Investments	$2,302,767	$2,703,230	29.3%
Private Equity Funds	903,401	1,098,504	11.9%
Private Equity Total	3,206,168	3,801,734	41.2%

Energy	814,165	926,853	10.1%
Real Estate	288,385	313,400	3.4%
Infrastructure	51,436	56,012	0.6%
Real Assets Total	1,153,986	1,296,265	14.1%

Private Markets Total	4,360,154	5,097,999	55.3%

Alternative Credit	898,790	967,903	10.6%
CLOs	1,544,225	1,506,631	16.3%
Liquid Credit	278,468	305,129	3.3%
Credit Total	2,721,483	2,779,663	30.2%

Other	56,700	57,100	0.6%

Public Markets Total	2,778,183	2,836,763	30.8%

Specialty Finance	229,293	234,419	2.5%
Other	1,008,673	1,052,267	11.4%

Capital Markets and Other Total	1,237,966	1,286,686	13.9%

Total Investments	$8,376,303	$9,221,448	100.0%

Significant Aggregate Portfolio Company Investments: (a)
First Data Corporation	$1,061,332	$998,749	10.8%
Alliance Boots GmbH	221,684	690,564	7.5%
Biomet, Inc.	164,644	213,142	2.3%
HCA Inc.	29,455	176,526	1.9%
Kion Group GmbH	103,033	137,560	1.5%
	1,580,148	2,216,541	24.0%
Other Investments	6,796,155	7,004,907	76.0%
Total Investments	$8,376,303	$9,221,448	100%

____________________________________________________________________________________________

(a) The significant aggregate portfolio company investments include the top five private equity investments in portfolio companies (other than investments expected to be syndicated or transferred to a fund) based on their fair market value as of September 30, 2014. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended September 30, 2014

June 30, 2014	$59,417,000	$38,540,900		$97,957,900
New Capital Raised	745,900	1,955,200		2,701,100
Distributions	(1,989,400)	(2,901,000)	(d)	(4,890,400)
Change in Value	994,800	(613,500)		381,300
September 30, 2014	$59,168,300	$36,981,600		$96,149,900

Nine Months Ended September 30, 2014

December 31, 2013	$61,242,900	$33,077,400		$94,320,300
New Capital Raised	2,449,000	5,022,000		7,471,000
Acquisitions (a)	-	8,423,000		8,423,000
KFN Acquisition (b)	-	(4,511,900)		(4,511,900)
Distributions	(8,624,200)	(5,288,600)	(e)	(13,912,800)
Net Changes in Fee Base of Certain Funds (c)	(933,800)	-		(933,800)
Change in Value	5,034,400	259,700		5,294,100
September 30, 2014	$59,168,300	$36,981,600		$96,149,900

Trailing Twelve Months Ended September 30, 2014

September 30, 2013	$59,678,300	$30,490,900		$90,169,200
New Capital Raised	3,743,100	7,545,800		11,288,900
Acquisitions (a)	-	8,423,000		8,423,000
KFN Acquisition (b)	-	(4,511,900)		(4,511,900)
Distributions	(11,713,100)	(6,023,700)	(f)	(17,736,800)
Net Changes in Fee Base of Certain Funds (c)	(933,800)	-		(933,800)
Change in Value	8,393,800	1,057,500		9,451,300
September 30, 2014	$59,168,300	$36,981,600		$96,149,900

______________________________________________________________________________________________

* Excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest.

(a) Represents the AUM of Avoca.

(b) Certain assets that were externally managed prior to the acquisition of KFN are now reported on the balance sheet and excluded from AUM.

(c) Represents the impact of certain funds entering the post-investment period.

(d) Includes $879.4 million of redemptions by fund investors.

(e) Includes $2,167.8 million of redemptions by fund investors.

(f) Includes $2,495.1 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended September 30, 2014

June 30, 2014	$46,167,300	$33,489,000		$79,656,300
New Capital Raised	662,300	4,097,800	(d)	4,760,100
Distributions	(1,021,200)	(1,055,900)	(e)	(2,077,100)
Change in Value	(216,800)	(765,800)		(982,600)
September 30, 2014	$45,591,600	$35,765,100		$81,356,700

Nine Months Ended September 30, 2014

December 31, 2013	$50,156,300	$27,241,200		$77,397,500
New Capital Raised	2,019,300	6,857,100		8,876,400
Acquisitions (a)	-	7,971,000		7,971,000
KFN Acquisition (b)	-	(2,684,700)		(2,684,700)
Distributions	(5,388,100)	(3,386,000)	(f)	(8,774,100)
Net Changes in Fee Base of Certain Funds (c)	(964,700)	-		(964,700)
Change in Value	(231,200)	(233,500)		(464,700)
September 30, 2014	$45,591,600	$35,765,100		$81,356,700

Trailing Twelve Months Ended September 30, 2014

September 30, 2013	$49,889,500	$23,722,400		$73,611,900
New Capital Raised	3,489,100	10,330,800		13,819,900
Acquisitions (a)	-	7,971,000		7,971,000
KFN Acquisition (b)	-	(2,684,700)		(2,684,700)
Distributions	(6,715,100)	(3,977,100)	(g)	(10,692,200)
Net Changes in Fee Base of Certain Funds (c)	(964,700)	-		(964,700)
Change in Value	(107,200)	402,700		295,500
September 30, 2014	$45,591,600	$35,765,100		$81,356,700

______________________________________________________________________________________________

* Excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest.

(a) Represents the FPAUM of Avoca.

(b) Certain assets that were externally managed prior to the acquisition of KFN are now reported on the balance sheet and excluded from FPAUM.

(c) Represents the impact of certain funds entering the post-investment period.

(d) Includes $2.6 billion of CLOs partially owned by KKR that were not previously included in FPAUM and was not new capital raised during the quarter.

(e) Includes $879.4 million of redemptions by fund investors.

(f) Includes $2,167.8 million of redemptions by fund investors.

(g) Includes $2,495.1 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of September 30, 2014
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
Asian Fund II	4/2013	4/2019	$5,825.0	$4,050.0	1.3%	$1,775.0	$-	$1,775.0	$2,104.7
North America Fund XI	9/2012	9/2018	8,718.4	4,494.2	2.9%	4,224.2	185.5	4,224.2	5,036.2
China Growth Fund	11/2010	11/2016	1,010.0	507.5	1.0%	502.5	42.4	485.0	549.0
E2 Investors (Annex Fund)	8/2009	11/2013	209.0	13.2	4.5%	195.8	144.4	54.5	279.2
European Fund III	3/2008	3/2014	6,204.8	624.3	4.6%	5,580.5	2,232.9	4,464.4	6,450.4
Asian Fund	7/2007	4/2013	3,983.3	139.8	2.5%	3,843.5	4,054.6	2,471.0	3,636.5
2006 Fund	9/2006	9/2012	17,642.2	553.1	2.1%	17,089.1	13,634.2	9,839.0	15,204.7
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	5,475.2	1,554.2	2,652.8
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	11,332.0	1,318.7	2,263.6
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,736.6	-	40.8
Total Private Equity Funds			58,428.9	10,382.1		48,046.8	45,837.8	26,186.0	38,217.9

Co-Investment Vehicles	Various	Various	3,287.4	699.1	Various	2,588.3	1,031.4	2,266.9	2,900.6

Total Private Equity			61,716.3	11,081.2		50,635.1	46,869.2	28,452.9	41,118.5

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,614.1	12.8%	360.1	32.4	336.6	359.0
Natural Resources Fund	Various	Various	891.6	198.5	Various	693.1	95.1	619.9	433.1
Global Energy Opportunities	Various	Various	1,028.8	905.0	Various	123.8	27.7	118.8	75.5
Infrastructure Fund	Various	Various	1,041.1	272.9	4.8%	768.2	69.6	768.2	814.0
Infrastructure Co-Investments	Various	Various	1,104.5	-	Various	1,104.5	279.0	1,104.5	1,377.7
Real Estate Partners Americas	5/2013	12/2016	1,289.1	835.6	15.5%	453.5	180.1	393.2	443.1
Real Assets			7,329.3	3,826.1		3,503.2	683.9	3,341.2	3,502.4

Private Markets Total			69,045.6	14,907.3		54,138.3	47,553.1	31,794.1	44,620.9

Public Markets

Special Situations Vehicles	Various	Various	4,725.1	1,609.1	Various	3,116.0	1,043.8	2,540.6	2,991.4
Mezzanine Fund	3/2010	8/2015	987.0	268.6	4.6%	718.4	235.3	599.5	726.8
Direct Lending Vehicles	Various	Various	1,345.7	770.4	Various	575.3	63.3	575.3	625.3

Public Markets Total			7,057.8	2,648.1		4,409.7	1,342.4	3,715.4	4,343.5

Grand Total			$76,103.4	$17,555.4		$58,548.0	$48,895.5	$35,509.5	$48,964.4

_____________________________________________________________________________________________

(a) Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cash Revenues
Fees	$309,123	$254,237	$274,825	$890,983	$732,646
Realized cash carry	246,026	555,488	81,532	995,064	439,527
Net realized investment income - KKR (ex-KFN)	192,146	245,711	102,766	630,749	406,283
Net realized investment income - KFN	52,903	36,382	-	89,285	-
Total Cash Revenues	800,198	1,091,818	459,123	2,606,081	1,578,456

Cash Expenses
Cash compensation and benefits	108,790	91,444	92,229	309,149	247,827
Realized cash carry allocated to carry pool	98,411	222,195	32,613	398,026	175,811
Occupancy and related charges	14,458	14,757	15,674	43,404	42,063
Other operating expenses	60,272	54,311	60,884	167,384	150,541
Total Cash Expenses	281,931	382,707	201,400	917,963	616,242

Cash income (loss) before noncontrolling interests and local taxes	518,267	709,111	257,723	1,688,118	962,214

Less: local income taxes	(8,261)	(4,932)	(4,566)	(23,923)	(12,243)
Less: noncontrolling interests	(5,189)	(3,206)	(2,020)	(11,597)	(4,444)
Total Distributable Earnings	504,817	700,973	251,137	1,652,598	945,527

Less: estimated current corporate income taxes	(29,505)	(19,025)	(30,140)	(81,975)	(72,005)

Distributable Earnings, net of taxes	475,312	681,948	220,997	1,570,623	873,522

Less: Undistributed net realized investment income - KKR (ex-KFN)	(115,288)	(147,427)	(61,660)	(378,450)	(243,770)

Distributed Earnings	$360,024	$534,521	$159,337	$1,192,173	$629,752

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.59	$0.85	$0.32	$2.03	$1.27

Distribution per KKR & Co. L.P. common unit	$0.45	$0.67	$0.23	$1.55	$0.92

Components of Distribution per KKR & Co. L.P. Common unit

After-tax FRE	$0.10	$0.09	$0.10	$0.34	$0.30
Realized Cash Carry	$0.18	$0.41	$0.07	$0.76	$0.38
Distributed Net Realized Investment Income - KKR (ex-KFN)	$0.10	$0.12	$0.06	$0.33	$0.24
Distributed Net Realized Investment Income - KFN	$0.07	$0.05	$-	$0.12	$-

Fee and yield earnings distribution per KKR & Co. L.P. common unit	$0.18	$0.15	$0.10	$0.49	$0.30

Adjusted Units Eligible For Distribution	808,698,012	803,719,050	689,795,274

Payout Ratio	75.7%	78.4%	72.1%	75.9%	72.1%

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of the KKR’s investment management business, 40% of the net realized investment income of KKR (other than KFN), and 100% of the net realized investment income of KFN, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) 40% of the net realized investment income from KKR (other than KFN) and (iv) 100% of the net realized investment income from KFN. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of (i) total management, monitoring and transaction fees, net, plus incentive fees, less (ii) cash compensation and benefits, occupancy and related charges and other operating expenses. This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before carried interest and related carry pool allocations and investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan (“Equity Incentive Plan”); (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the Equity Incentive Plan or other securities that are exchangeable for common units of KKR & Co. L.P.; (v) the exclusion of certain non-recurring items; (vi) the exclusion of investment income (loss) relating to noncontrolling interests; and (vii) the exclusion of income taxes.

Fee and Yield Earnings is comprised of FRE and net interest and dividends from KKR’s business segments. This measure is used by management as a measure of the cash earnings of KKR and its business segments’ investment income. We believe this measure is useful to unitholders as it provides insight into the amount of KKR’s cash earnings, significant portions of which tend to be more recurring than realized carried interest and net realized gains from quarter to quarter.

Fee and Yield EBITDA is comprised of Fee and Yield Earnings before the impact of depreciation of fixed assets and core interest expense. This is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.

Net realized investment income – KKR (ex-KFN) refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income, and (iii) interest income net of interest expense in each case generated by KKR (excluding KFN). This term describes a portion of KKR’s quarterly distribution and excludes net realized investment income of KFN.

Net realized investment income – KFN refers to net cash income from (i) realized investment gains and losses, (ii) dividend income and (iii) interest income net of interest expense less certain general and administrative expenses incurred in the generation of net realized investment income in each case generated by KFN. This term describes a portion of KKR’s quarterly distribution.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, (iii) net realized investment income — KKR (ex-KFN) and (iv) net realized investment income — KFN; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR’s fixed income products; (iv) the value of outstanding CLOs (excluding CLOs wholly-owned by KKR); and (v) the fair value of other assets managed by KKR. AUM excludes those assets managed by entities where KKR does not hold more than a 50% ownership interest. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds or CLOs, for only those funds or CLOs where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Equity invested is the aggregate amount of equity capital that has been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investments among its investment funds and carry-yielding co-investment vehicles and replaces committed dollars invested. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds, including investments made using investment financing arrangements.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KKR’s Public Markets investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for a portion of KKR’s Public Markets segment in a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of capital across private credit non-liquid strategies for all the investment vehicles in the Public Markets segment. Such amounts include capital invested by fund investors and co-investors with respect to which KKR’s Public Markets business is entitled to a fee or carried interest.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in equity invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Other segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the Equity Incentive Plan), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. On a segment basis, interest expense is included in net interest and dividends within total investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. partners’ capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing Economic Net Income (Loss), After Taxes on a trailing twelve-month basis by the average book value during the period.

Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Distributable Earnings, net of taxes on a trailing twelve-month basis by the average book value during the period.

KKR
EXHIBIT A
KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

Uncalled Commitments
Private Markets
Energy Income and Growth Fund	$208,500
North America Fund XI	169,700
Real Estate Partners Americas	136,000
Asian Fund II	51,800
European Fund III	47,300
2006 Fund	23,400
Infrastructure	10,600
Natural Resources	8,200
Other Private Equity Funds	9,400
Co-Investment Vehicles	29,300
Total Private Markets Commitments	694,200
Public Markets
Special Situations Vehicles	89,000
Direct Lending Vehicles	64,400
Mezzanine Fund	12,200
Other Credit Vehicles	2,300
Total Public Markets Commitments	167,900
Total Uncalled Commitments	$862,100

KKR
EXHIBIT B
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO ENI AFTER TAXES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.21	$0.47	$0.73
Weighted Average Common Units Outstanding - Basic	419,961,455	377,542,161	282,148,802
Net income (loss) attributable to KKR & Co. L.P.	89,938	178,215	204,740
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	100,910	186,776	300,169
Plus: Non-cash equity-based charges	83,950	92,957	85,215
Plus: Amortization of intangibles and other, net	204,676	37,455	15,979
Plus: Income taxes	29,267	6,176	7,644
Economic net income (loss)	508,741	501,579	613,747
Less: Provision for income taxes	47,361	6,330	11,950
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	42,090	40,877	31,227
Economic net income (loss) after taxes	419,290	454,372	570,570
Weighted Average Adjusted Units	835,957,683	800,747,528	715,781,663
Economic net income (loss) after taxes per adjusted unit	$0.50	$0.57	$0.80

	Nine Months Ended
	September 30, 2014	September 30, 2013

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$1.31	$1.53
Weighted Average Common Units Outstanding - Basic	364,127,956	270,484,224
Net income (loss) attributable to KKR & Co. L.P.	478,194	413,313
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	588,500	662,387
Plus: Non-cash equity-based charges	254,435	247,183
Plus: Amortization of intangibles and other, net	262,300	57,524
Plus: Income taxes	57,145	25,525
Economic net income (loss)	1,640,574	1,405,932
Less: Provision for income taxes	90,272	45,553
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	122,320	84,581
Economic net income (loss) after taxes	1,427,982	1,275,798
Weighted Average Adjusted Units	787,502,790	714,171,641
Economic net income (loss) after taxes per adjusted unit	$1.81	$1.79

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EARNINGS, FEE AND YIELD EBITDA, TOTAL DISTRIBUTABLE EARNINGS, AND TOTAL EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013

Net income (loss) attributable to KKR & Co. L.P.	$89,938	$178,215	$204,740
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	100,910	186,776	300,169
Plus: Non-cash equity-based charges	83,950	92,957	85,215
Plus: Amortization of intangibles and other, net	204,676	37,455	15,979
Plus: Income taxes	29,267	6,176	7,644
Economic net income (loss)	508,741	501,579	613,747
Plus: Income attributable to segment noncontrolling interests	5,189	3,206	2,020
Less: Total investment income (loss)	207,216	162,158	303,472
Less: Net carried interest	181,111	248,902	206,257
Fee related earnings	125,603	93,725	106,038
Plus: Net interests and dividends	82,254	60,432	(779)
Fee and yield earnings	207,857	154,157	105,259
Plus: Depreciation and amortization	3,777	4,140	3,601
Plus: Core interest expense	23,347	19,205	16,215
Fee and yield EBITDA	234,981	177,502	125,075
Less: Depreciation and amortization	3,777	4,140	3,601
Less: Core interest expense	23,347	19,205	16,215
Less: Net interests and dividends	82,254	60,432	(779)
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	147,615	333,293	48,919
Plus: Net realized investment income - KKR (ex-KFN)	192,146	245,711	102,766
Plus: Net realized investment income - KFN	52,903	36,382	-
Less: Local income taxes and noncontrolling interests	13,450	8,138	6,586
Total distributable earnings	504,817	700,973	251,137
Plus: Depreciation and amortization	3,777	4,140	3,601
Plus: Core interest expense	23,347	19,205	16,215
Plus: Local income taxes and noncontrolling interests	13,450	8,138	6,586
Total EBITDA	$545,391	$732,456	$277,539

	Nine Months Ended
	September 30, 2014	September 30, 2013

Net income (loss) attributable to KKR & Co. L.P.	$478,194	$413,313
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	588,500	662,387
Plus: Non-cash equity-based charges	254,435	247,183
Plus: Amortization of intangibles and other, net	262,300	57,524
Plus: Income taxes	57,145	25,525
Economic net income (loss)	1,640,574	1,405,932
Plus: Income attributable to segment noncontrolling interests	11,597	4,444
Less: Total investment income (loss)	648,025	634,720
Less: Net carried interest	633,100	483,441
Fee related earnings	371,046	292,215
Plus: Net interests and dividends	153,850	1,532
Fee and yield earnings	524,896	293,747
Plus: Depreciation and amortization	11,952	10,990
Plus: Core interest expense	60,952	48,658
Fee and yield EBITDA	597,800	353,395
Less: Depreciation and amortization	11,952	10,990
Less: Core interest expense	60,952	48,658
Less: Net interests and dividends	153,850	1,532
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	597,038	263,716
Plus: Net realized investment income - KKR (ex-KFN)	630,749	406,283
Plus: Net realized investment income - KFN	89,285	-
Less: Local income taxes and noncontrolling interests	35,520	16,687
Total distributable earnings	1,652,598	945,527
Plus: Depreciation and amortization	11,952	10,990
Plus: Core interest expense	60,952	48,658
Plus: Local income taxes and noncontrolling interests	35,520	16,687
Total EBITDA	$1,761,022	$1,021,862

KKR
EXHIBIT B (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	September 30, 2014	December 31, 2013

KKR & Co. L.P. partners’ capital	$5,486,179	$2,722,010

Noncontrolling interests held by KKR Holdings L.P.	4,887,534	5,116,761

Equity impact of KKR Management Holdings Corp. and other	104,540	(76,171)

Book value	10,478,253	7,762,600

Adjusted units	837,651,175	716,676,699

Book value per adjusted unit	$12.51	$10.83

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (UNAUDITED)
(Amounts in thousands)

	As of	As of
	September 30, 2014	December 31, 2013

Cash and cash equivalents	$1,472,760	$1,306,383

Liquid short-term investments	667,296	854,714

Cash and short-term investments	$2,140,056	$2,161,097

KKR
EXHIBIT C

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING - BASIC TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Weighted Average GAAP Common Units Outstanding - Basic	419,961,455	377,542,161	282,148,802
Adjustments:
Weighted Average Unvested Common Units(a)	26,862,703	27,536,748	25,986,389
Weighted Average Other Exchangeable Securities	5,195,584	5,100,929	-
Weighted Average GAAP Common Units Outstanding - Diluted	452,019,742	410,179,838	308,135,191
Adjustments:
Weighted Average KKR Holdings Units (b)	383,937,941	390,567,690	407,646,472
Weighted Average Adjusted Units	835,957,683	800,747,528	715,781,663

	Nine Months Ended
	September 30, 2014	September 30, 2013
Weighted Average GAAP Common Units Outstanding - Basic	364,127,956	270,484,224
Adjustments:
Weighted Average Unvested Common Units(a)	27,917,101	25,696,846
Weighted Average Other Exchangeable Securities	4,187,771	-
Weighted Average GAAP Common Units Outstanding - Diluted	396,232,828	296,181,070
Adjustments:
Weighted Average KKR Holdings Units (b)	391,269,962	417,990,571
Weighted Average Adjusted Units	787,502,790	714,171,641

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING - BASIC TO ADJUSTED UNITS AND ADJUSTED UNITS ELIGIBLE FOR DISTRIBUTION (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units and Adjusted Units Eligible for Distribution.

	As of	As of
	September 30, 2014	December 31, 2013
GAAP Common Units Outstanding - Basic	424,041,543	288,143,327
Unvested Common Units(a)	26,116,449	24,164,354
Other Exchangeable Securities	5,195,584	-
GAAP Common Units Outstanding - Diluted	455,353,576	312,307,681
Adjustments:
KKR Holdings Units (b)	382,297,599	404,369,018
Adjusted Units	837,651,175	716,676,699
Adjustments:
Unvested Common Units	(26,116,449)	(24,164,354)
Unvested Other Exchangeable Securities	(2,836,714)	-
Adjusted Units Eligible For Distribution	808,698,012	692,512,345

________________________________________________________________________________________________

(a) Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b) Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson
+1 (877) 610-4910 (U.S.) / +1 (212) 230-9410
investor-relations@kkr.com
OR
Media Contact:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
+1 (212) 750-8300
media@kkr.com